Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation of organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

HealthSouth Corporation
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	63-0860407 (I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200 Birmingham, Alabama (Address of principal executive offices)	35243 (Zip code)

_____________________________
Debt Securities
and Guarantees of Debt Securities
(Title of the indenture securities)

GUARANTORS

Exact Name of Guarantor as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Guarantor’s Principal Executive Offices*	State or other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Advantage Health, LLC	Delaware	04-2772046
CMS Jonesboro Rehabilitation, Inc.	Delaware	62-1347455
CMS Topeka Rehabilitation, Inc.	Delaware	74-2498820
Continental Medical of Arizona, Inc.	Delaware	25-1622263
Continental Medical Systems, Inc.	Delaware	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	25-1622264
HealthSouth Arizona Real Estate, LLC	Delaware	45-2816261
HealthSouth Aviation, LLC	Delaware	26-2558709
HealthSouth Bakersfield Rehabilitation Hospital, LLC	Delaware	63-1184845
HealthSouth California Real Estate, LLC	Delaware	46-0772862
HealthSouth Colorado Real Estate, LLC	Delaware	45-2973710
HealthSouth Deaconess Holdings, LLC	Delaware	45-4093563
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware	26-2942698
HealthSouth Harmarville Rehabilitation Hospital, LLC	Delaware	52-1960506
HealthSouth Johnson City Holdings, LLC	Delaware	46-5136877
HealthSouth Joint Ventures Holdings, LLC	Delaware	45-3462275
HealthSouth Kansas Real Estate, LLC	Delaware	45-5092337
HealthSouth Kentucky Real Estate, LLC	Delaware	27-5440425
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware	63-1283287
HealthSouth Littleton Rehabilitation, LLC	Delaware	45-4929357
HealthSouth Martin County Holdings, LLC	Delaware	45-4094041
HealthSouth East Valley Rehabilitation Hospital, LLC	Delaware	26-2942698
HealthSouth Middletown Rehabilitation Hospital, LLC	Delaware	27-3463026
HealthSouth Nevada Real Estate, LLC	Delaware	46-3643875
HealthSouth New Mexico Real Estate, LLC	Delaware	46-3662902
HealthSouth Northern Kentucky Rehabilitation Hospital, LLC	Delaware	63-1184835
HealthSouth Ohio Real Estate, LLC	Delaware	45-4508186
HealthSouth Owned Hospitals Holdings, LLC	Delaware	27-2457679
HealthSouth Pennsylvania Real Estate, LLC	Delaware	46-3458365
HealthSouth Plano Rehabilitation Hospital, LLC	Delaware	25-1661222
HealthSouth Properties, LLC	Delaware	63-1133453
HealthSouth Real Estate, LLC	Delaware	27-2811002
HealthSouth Real Property Holding, LLC	Delaware	63-1044004
HealthSouth Rehabilitation Center of New Hampshire, Inc.	Delaware	63-1102594
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina	57-0775688
HealthSouth Rehabilitation Hospital at Drake, LLC	Delaware	45-1441844
HealthSouth Rehabilitation Hospital of Arlington, LLC	Delaware	63-1184844
HealthSouth Rehabilitation Hospital of Austin, Inc.	Delaware	63-1105908
HealthSouth Rehabilitation Hospital of Beaumont, LLC	Delaware	25-1656648
HealthSouth Rehabilitation Hospital of Charleston, LLC	South Carolina	57-0904886
HealthSouth Rehabilitation Hospital of Cypress, LLC	Delaware	27-3444511
HealthSouth Rehabilitation Hospital of Desert Canyon, LLC	Delaware	27-2457834
HealthSouth Rehabilitation Hospital of Fort Worth, LLC	Texas	63-0923506
HealthSouth Rehabilitation Hospital of Fredericksburg, LLC	Delaware	20-0949793

HealthSouth Rehabilitation Hospital of Gadsden, LLC	Delaware	27-4000610
HealthSouth Rehabilitation Hospital of Henderson, LLC	Delaware	63-1262946
HealthSouth Rehabilitation Hospital of Humble, LLC	Delaware	46-4003807
HealthSouth Rehabilitation Hospital of Largo, LLC	Delaware	63-1134645
HealthSouth Rehabilitation Hospital of Las Vegas, LLC	Delaware	25-1693810
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware	20-1151662
HealthSouth Rehabilitation Hospital of Marion County, LLC	Delaware	27-3308405
HealthSouth Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	63-1105923
HealthSouth Rehabilitation Hospital of Miami, LLC	Delaware	27-5253818
HealthSouth Rehabilitation Hospital of Midland/Odessa, LLC	Delaware	63-1105911
HealthSouth Rehabilitation Hospital of Modesto, LLC	Delaware	46-4417320
HealthSouth Rehabilitation Hospital of New Mexico, LLC	Delaware	63-1011171
HealthSouth Rehabilitation Hospital of Newnan, LLC	Delaware	27-3390540
HealthSouth Rehabilitation Hospital of Northern Virginia, LLC	Delaware	26-1159764
HealthSouth Rehabilitation Hospital of Petersburg, LLC	Delaware	20-0948362
HealthSouth Rehabilitation Hospital of San Juan, Inc.	Delaware	46-0977422
HealthSouth Rehabilitation Hospital of Sarasota, LLC	Delaware	63-1134650
HealthSouth Rehabilitation Hospital of Seminole County, LLC	Delaware	45-2905189
HealthSouth Rehabilitation Hospital of Sewickley, LLC	Delaware	63-1227351
HealthSouth Rehabilitation Hospital of South Jersey, LLC	Delaware	26-2414472
HealthSouth Rehabilitation Hospital of Sugar Land, LLC	Delaware	27-2810882
HealthSouth Rehabilitation Hospital of Tallahassee, LLC	Delaware	63-1134713
HealthSouth Rehabilitation Hospital of Texarkana, Inc.	Delaware	63-1105916
HealthSouth Rehabilitation Hospital of Utah, LLC	Delaware	63-1105917
HealthSouth Rehabilitation Hospital The Woodlands, Inc.	Delaware	63-1105909
HealthSouth Rehabilitation Institute of San Antonio, Inc.	Delaware	63-1105930
HealthSouth Rehabilitation Institute of Tucson, LLC	Alabama	63-1184847
HealthSouth Scottsdale Rehabilitation Hospital, LLC	Delaware	63-1184846
HealthSouth Sea Pines Holdings, LLC	Delaware	45-4093483
HealthSouth South Carolina Real Estate, LLC	Delaware	46-3629300
HealthSouth Specialty Hospital of North Louisiana, LLC	Louisiana	72-1091113
HealthSouth Sub-Acute Center of Mechanicsburg, LLC	Delaware	63-1105903
HealthSouth Sunrise Rehabilitation Hospital, LLC	Delaware	63-1134714
HealthSouth Support Companies, LLC	Delaware	46-2882734
HealthSouth Texas Real Estate, LLC	Delaware	27-3167838
HealthSouth Tucson Holdings, LLC	Delaware	45-4055073
HealthSouth Utah Real Estate, LLC	Delaware	46-3649491
HealthSouth Valley of the Sun Rehabilitation Hospital, LLC	Delaware	63-1184848
HealthSouth Walton Rehabilitation Hospital, LLC	Delaware	46-1318969
HealthSouth West Virginia Real Estate, LLC	Delaware	27-4647272
HEALTHSOUTH of Dothan, Inc.	Alabama	63-1097851
HealthSouth of East Tennessee, LLC	Delaware	63-1028003
HealthSouth of Erie, LLC	Delaware	63-1105904
HealthSouth of Fort Smith, LLC	Delaware	63-1105919
HEALTHSOUTH of Montgomery, Inc.	Alabama	63-1106107
HEALTHSOUTH of Nittany Valley, Inc.	Delaware	63-1105924
HealthSouth of Pittsburgh, LLC	Delaware	63-1105926
HealthSouth of Reading, LLC	Delaware	72-1397929
HEALTHSOUTH of South Carolina, Inc.	Delaware	63-0974715

HEALTHSOUTH of Spring Hill, Inc.	Delaware	63-1244181
HealthSouth of Toms River, LLC	Delaware	63-1105897
HEALTHSOUTH of Treasure Coast, Inc.	Delaware	63-1105921
HealthSouth of York, LLC	Delaware	63-1105925
HEALTHSOUTH of Yuma, Inc.	Delaware	95-4895912
Lakeshore System Services of Florida, Inc.	Florida	63-1119356
Lakeview Rehabilitation Group Partners	Kentucky	25-1573943
New England Rehabilitation Management Co., LLC	New Hampshire	02-0393832
Print Promotions Group, LLC	Delaware	46-2863772
Rebound, LLC	Delaware	62-1178229
Rehab Concepts Corp.	Delaware	25-1650793
Rehabilitation Hospital Corporation of America, LLC	Delaware	23-2655290
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	25-1612420
Rehabilitation Hospital of Nevada-Las Vegas, Inc.	Delaware	25-1694347
Rehabilitation Hospital of Plano, LLC	Texas	25-1612423
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts	04-2987822
Sherwood Rehabilitation Hospital, Inc.	Delaware	25-1604215
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware	25-1654947
Tarrant County Rehabilitation Hospital, Inc.	Texas	25-1587575
Tyler Rehabilitation Hospital, Inc.	Texas	25-1667731
Western Medical Rehab Associates, L.P.	Delaware	33-0695017
Western Neuro Care, Inc.	Delaware	94-3030235

*	All Registrants have the following principal executive offices:
c/o HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 13, 2013.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

**    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3/A dated December 30, 2013 of Chase Issuance Trust, file number 333-192048.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 13th day of October 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

EXHIBIT 6

October 13, 2014

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

EXHIBIT 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions _______________
ASSETS
Cash and balances due from depository institutions: Noninterest-bearing balances and currency and coin Interest-bearing balances	$ 20,183 210,191
Securities: Held-to-maturity securities Available-for-sale securities	30,108 212,699
Federal funds sold and securities purchased under agreements to resell: Federal funds sold in domestic offices Securities purchased under agreements to resell	118 20,279
Loans and lease financing receivables: Loans and leases held for sale Loans and leases, net of unearned income LESS: Allowance for loan and lease losses Loans and leases, net of unearned income and allowance	25,789 784,428 11,341 773,087
Trading Assets	35,111
Premises and fixed assets (including capitalized leases)	7,503
Other real estate owned	4,003
Investments in unconsolidated subsidiaries and associated companies	760
Direct and indirect investments in real estate ventures	3
Intangible assets Goodwill Other intangible assets	21,627 20,078
Other assets	55,289
Total assets	___________ $1,436,828
LIABILITIES
Deposits: In domestic offices Noninterest-bearing Interest-bearing In foreign offices, Edge and Agreement subsidiaries, and IBFs Noninterest-bearing Interest-bearing	$1,033,620 283,808 749,812 102,345 746 101,599
Federal funds purchased and securities sold under agreements to repurchase: Federal funds purchased in domestic offices Securities sold under agreements to repurchase	14,477 15,687
Dollar Amounts In Millions _______________
Trading liabilities	14,382
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	65,797
Subordinated notes and debentures	19,868
Other liabilities	29,113
Total liabilities	___________ $1,295,289

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,060
Retained earnings	33,449
Accumulated other comprehensive income	4,364
Other equity capital components	0 ________
Total bank equity capital	141,392
Noncontrolling (minority) interests in consolidated subsidiaries	147

Total equity capital	141,539

Total liabilities, and equity capital	________ $1,436,828

I, John R. Shrewsberry, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

John Stumpf Timothy Sloan Avid Modjtabai	Directors